UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of May 3, 2021 (the “Effective Date”), the Board of Directors (the “Board”) of LiveXLive Media, Inc. (the “Company”) elected Kristopher Wright as a director of the Company. The Board determined that Mr. Wright is an “independent” director pursuant to the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board may appoint Mr. Wright to one or more committees of the Board at a future date.

Mr. Wright is a senior leader in the Consumer Products Industry with more than 20 years of innovative, growth oriented, results-driven leadership experience. Mr. Wright has spent the past 10 years at Nike and is currently Vice President of Nike Global Men’s Footwear Lifestyle Product. Prior to joining Nike, Mr. Wright held senior management roles at Converse, Jordan, and Reebok. In October 2020, Mr. Wright was recognized by Business Insider as one of 28 Outstanding People of Color in the Sneaker Industry. Prior to joining Nike, Mr. Wright founded the luxury lifestyle footwear brand Jhung Yuro, where as CEO, he led the company’s Far East factory/supplier sourcing and negotiations, developed marketing initiatives, established distribution and merchandising strategies for a wide variety of retail partners. In 2008 Headgear purchased a 50% stake in Jhung Yuro to launch a joint venture partnership which provided infrastructure and resources to grow the brand. Additionally, Mr. Wright is an appointed member of the Executive Leadership Council, a national organization of Black CEOs and senior executives in Fortune 1000 and Global 500 companies. Mr. Wright also serves on the Advisory Board of Directors for the Southwestern Athletic Conference (SWAC). Mr. Wright earned his Bachelor of Arts degree in marketing and business administration from Clark Atlanta University.

In consideration of Mr. Wright joining the Board, the Company approved the grant to him of approximately 12,000 restricted stock units of the Company (the “RSUs”), which shall vest on October 31, 2021, subject to his continued service on the Board through such vesting date. The RSUs will be issued under the Company’s 2016 Equity Incentive Plan (as amended, the “Plan”). Each RSU represents a contingent right to receive one share of the Company’s common stock or the cash value thereof. The Board, in its sole discretion, will determine in accordance with the terms and conditions of the Plan the form of payout of the RSUs (cash and/or stock). Mr. Wright shall also be entitled to participate in the annual compensation package the Company provides to its non-employee directors.

There is no arrangement or understanding between Mr. Wright and any other persons pursuant to which Mr. Wright was elected as a director of the Company. There are no family relationships between Mr. Wright and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Wright has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 3, 2021, the Company issued a press release announcing the election of Mr. Wright as a director of the Company. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description
99.1*	Press release, dated May 3, 2021.

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: May 4, 2021	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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